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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________

FORM 8-K
___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2003
Commission file Number: 0-17321

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TOR MINERALS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
___________

Delaware	74-2081929
(State or other jurisdiction of corporation)	(I.R.S. Employer Identification No.)

722 Burleson
Corpus Christi, Texas 78402
(Address of principal executive offices and zip code)
(361) 883-5591
(Registrant's telephone number, including area code)
___________

ITEM 5. OTHER EVENTS
The Registrant files herewith the Exhibit listed in Item 7 below.

ITEM 7. EXHIBITS
The following exhibit is furnished in accordance with 601 of Regulation S-K: 99.1 Press release.

EXHIBIT

TOR MINERALS ANNOUNCES FIRST
QUARTER 2003 EARNINGS

CORPUS CHRISTI, TX May 1, 2003 - TOR Minerals International (Nasdaq: TORM), producer of a natural titanium dioxide pigment and specialty aluminas announced that for the first quarter ended March 31, 2003 it had earned $106,000 as compared with earnings of $136,000 in the same quarter of 2002. Sales in the quarter were $4,396,000 as opposed to $3,984,000 in the year earlier quarter - an increase of 10.34%.

Richard Bowers, President and CEO, said he was pleased with the results as the quarter saw The Netherlands subsidiary, TOR Processing and Trade, B.V. turn profitable. Positive results were also achieved even though TOR's Malaysian Synthetic Rutile plant did not operate the entire quarter, as it was down for a rebuild and upgrade (as previously announced) of a major plant unit.

Bowers said TOR would consider releasing earnings guidance as the company's newly announced businesses matured. For the moment he thought that earnings would improve quarter-to-quarter throughout the year.

Based in Corpus Christi, Texas, TOR Minerals manufacturers pigments in Corpus Christi, Malaysia and the Netherlands which are marketed worldwide.

This statement includes forward-looking information as that term is defined in the Private Securities Litigation Reform Act of 1995, and, therefore, is subject to certain risks and uncertainties. There can be no assurance that the actual results, business conditions, business developments, losses and contingencies and local and foreign factors will not differ materially from those suggested in the forward-looking statements as a result of various factors, including market conditions, general economic conditions, including the risks of a general business slow down or recession, raw materials and labor, competition, advances in technology and other factors.

Further Information Contact:
Richard L. Bowers, President and CEO
361/883-5591 Ext. 47

(Table Follows)

TOR Minerals International, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	----------------------------------
	2003	2002
	------------	------------
Net sales	$4,396	$3,984
Costs and expenses:
Cost of products sold	3,286	2,876
	------------	------------
Gross profit	1,110	1,108
Selling, administrative and general	946	895
	------------	------------
Operating income	164	213
Other income (expenses):
Interest expense	(57)	(80)
Other, net	(1)	3
	------------	------------
Income before income tax	106	136
Provision for income tax	--	--
	------------	------------
Net income	106	136
Other comprehensive income, net of tax:
Unrealized gain on natural gas hedge	20	--
	------------	------------
Comprehensive income	$126	$136
	=======	=======
Earnings per common share:
Basic	$0.02	$0.02
Diluted	$0.02	$0.02
Weighted average common shares and equivalents outstanding:
Basic	6,886	5,595
Diluted	6,934	5,598

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: May 1, 2003	RICHARD BOWERS
Richard Bowers
President and CEO

Date: May 1, 2003	BARBARA RUSSELL
Barbara Russell, Controller
(Principal Accounting Officer)